UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

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EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2020

TO THE STOCKHOLDERS:

Notice is hereby given that the 2020 annual meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2 p.m., local time, on July 30, 2020 at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214, for the following purposes:

1.	To elect five individuals to the Board of Directors, each to serve until the annual meeting of stockholders to be held in 2021;
2.	To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers;
4.	To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock par value $0.0001 from 15,000,000 to 50,000,000.
5.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

In light of the COVID-19 pandemic, health concerns and governmental restrictions on businesses and gatherings, the Board of Directors may determine to hold the meeting on a virtual only basis, depending on developments prior to the meeting. In that case, the Company would provide stockholders supplemental information and details on how to participate in the meeting.

The Board of Directors has fixed the close of business on June 5, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Annual Meeting of Stockholders, the Proxy Statement, our proxy card, and our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by July 27, 2020.

By Order of the Board of Directors

Paul Block
Chairman of the Board of Directors
Portland, Oregon
June 15, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 30, 2020: The proxy statement and our 2019 Annual Report are available at www.proxyvote.com.

Proxy Statement

For the Annual Meeting of Stockholders To Be Held on July 30, 2020

* To be voted on at the meeting

i

EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on July 30, 2020 at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

On or about June 15, 2020, we are mailing stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement. The Notice contains instructions on how to access those documents over the Internet, which are available at www.proxyvote.com as well as https://www.eastsidedistilling.com/annual-reports. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement, a vote on an amendment to the articles of incorporation to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 and a vote on the ratification of the selection of our independent registered public accounting firm.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set June 5, 2020 as the record date for the annual meeting. If you were a stockholder of record at the close of business on the Record Date, June 5, 2020, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of the Company’s common stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

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What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present in person at the meeting; or
●	you have properly submitted a proxy by mail, telephone or internet.

As of market close on the Record Date, 10,017,038 shares of our common stock were outstanding and entitled to vote, which shares of common stock are held by approximately 100 stockholders of record. Because holders of common stock are entitled to one vote per share, a total of 10,017,038 votes are entitled to be cast at the annual meeting. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the Record Date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;
●	electronically, using the internet; or
●	by completing, signing and mailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the material available on the internet or request a proxy card from us and return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the Record Date, you are a stockholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390 Portland, OR, 97214 or call (971) 888-4264.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

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What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR PROPOSAL NO. 1 the election of all of the five nominees for director;
●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
●	FOR PROPOSAL NO. 3 the approval to amend the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000;
●	FOR PROPOSAL NO. 4 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2020; and
●	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Proposal No. 1: Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The five nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes will have no effect on the vote.

Proposal No. 2: Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. This proposal will be approved upon the affirmative vote of a majority of the common stock present in person or by proxy at the meeting. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 3: Amendment to the articles of incorporation. We are asking stockholders to approve an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 shares. The Board believes that the proposed increase in authorized common stock is desirable to provide additional flexibility for potential future business and financial transactions. The affirmative vote of a majority of our outstanding common stock will be necessary to approve the adoption of the proposed amendment to our Articles. As a result, abstentions and non-votes will have the same effect as “against” votes.

Proposal No. 4: Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the ratification of our independent registered public accounting firm for 2020. For purposes of counting votes on this matter, abstentions will abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

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How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR PROPOSAL NO. 1 the election of all of the five nominees for director;
●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
●	FOR PROPOSAL NO. 3 the ratification of the amendment to the Articles of Incorporation to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000.
●	FOR PROPOSAL NO. 4 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2020.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees may without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on July 30, 2020:

Our proxy statement and 2019 Annual Report are available at www.proxyvote.com.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not fewer than three (3) nor more than nine (9) seats. The Board of Directors has set the size of the Board of Directors at five (5). The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees.

Nominees for Director

Five directors are to be elected at the Annual Meeting for a one-year term ending on the earlier of: (a) the annual meeting of stockholders to be held in 2021; or (b) her or his successor is duly elected and qualified.

On April 24, 2020, the Company, Paul Shoen, Jack Peterson, Lawrence Firestone, Intersect Beverage, LLC, Stephanie Kilkenny, Patrick J. Kilkenny and Robert Grammen entered into a General Mutual Release (the “General Mutual Release”) and the Company agreed to nominate Paul Block, Lawrence Firestone, Geoffrey Gwin, Stephanie Kilkenny, and Jack Peterson for election to the Board of Directors at the Annual Meeting. However, on June 2, 2020, and effective June 15, 2020, Geoffrey Gwin tendered his resignation from the Board of Directors. The Board of Directors subsequently appointed Robert Grammen to serve on the Board of Directors in place of Geoffrey Gwin, effective June 15, 2020. On June 5, 2020, the Company, Intersect Beverage, LLC, Stephanie Kilkenny, Patrick J. Kilkenny and Robert Grammen entered into a letter agreement whereby Intersect Beverage, LLC, Stephanie Kilkenny, Patrick J. Kilkenny and Robert Grammen agreed to waive the requirements set forth in the General Mutual Release that the Company nominate Geoffrey Gwin for election at the Annual Meeting. Intersect Beverage, LLC, Stephanie Kilkenny, Patrick J. Kilkenny and Robert Grammen instead agreed that Robert Grammen be nominated for election in place of Geoffrey Gwin. As such and based on further review of the nominees in accordance with the criteria discussed elsewhere in this proxy statement, the Board of Directors has nominated Paul Block, Lawrence Firestone, Robert Grammen, Stephanie Kilkenny, and Jack Peterson for election to the Board of Directors at the Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of each of the nominees to the Board of Directors. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are five nominees, proxies may be voted for up to five persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Director Nominees

The names and certain information as of the Record Date about the nominees are set forth below.

Paul Block, age 63, was appointed to our Board of Directors in April 2020 and currently serves as Chairman of the Board. Mr. Block also serves as president and member of the board of directors of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to GLG Life Tech Corporation, Mr. Block held numerous positions as a consumer goods executive, including as chief executive officer and member of the board of directors of SVP Worldwide, a consumer sewing machine company, as chief executive officer and member of the board of directors of Merisant Worldwide, the maker of the Equal Sweetener brand, and as chief executive officer of Sara Lee Retail Coffee & Tea USA, a retail coffee company. He also held various marketing and brand management positions with Allied Domecq PLC, Groupe Danone, Guinness and Miller Brewing Company earlier in his career. Mr. Block received his Bachelor of Science from Kent State University and participated in the Kellogg School of Management’s Advanced Executive Program for General Management. We believe Mr. Block’s experience in consumer products, including beer and spirits, provides a valuable perspective to the board.

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Lawrence Firestone, age 62, has served as our Chief Executive Officer since November 13, 2019 and has served as a director since September 19, 2019. Mr. Firestone has over 39 years of enterprise, operations and financial management experience in both public and private companies, with tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Executive Vice President and Chief Financial Officer of Akonni Biosystems, a privately-held developer of molecular diagnostic platforms; and as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. In the public company sector, Mr. Firestone has served as Chief Executive Officer of Qualstar Corporation, Chief Financial Officer of Advanced Energy Industries, and Chief Financial Officer of Applied Films Corporation. He has served on numerous Boards including those of Qualstar, CVD Equipment, Amtech Systems, and Hyperspace Communications. Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania. We believe Mr. Firestone’s enterprise, operations and financial management experience provides a valuable perspective to the board.

Robert Grammen, age 65, currently serves as a managing director of EFO Management, LLC, a family investment office, where he is responsible for the origination, analysis, structure and execution of direct debt and equity investments, across a wide range of asset classes that include IT, healthcare, hospitality, spirits and real estate. Prior to joining EFO Management, LLC in 1999, Mr. Grammen served as a vice president of International Trading Group, focusing on the purchase, restructure and sale of distressed municipal bond debt. Mr. Grammen received his Bachelor of Arts in Economics from Bethany College, Bethany, West Virginia. We believe Mr. Grammen’s experience in finance and investment provides value to the board.

Stephanie Kilkenny, age 48, was appointed to our Board of Directors in October 2019. Ms. Kilkenny was the former managing director of Azuñia Tequila, has been a manager of Intersect Beverage, LLC, since January 1, 2017, and together with her spouse, owns and controls TQLA, LLC (“TQLA”), the majority owner of Intersect Beverage, LLC. Ms. Kilkenny holds a BS Psychology from Ursinus College in Pennsylvania and relocated to CA immediately upon earning her degree. She began her post-college career in Client Services at the corporate offices of Mail Boxes Etc. and as an Operations Manager at the corporate offices of Insurance Express Services. After a few years in the corporate world, Ms. Kilkenny returned to the classroom to study photography and acquire an AA Interior Design from Mesa College; and then opened her own photography and design firm, Adair Interiors, LLC. Stephanie currently serves as Board President of the Lucky Duck Foundation, a non-profit organization that has raised over $10 million dollars for various charitable organizations since Ms. Killkenny and her husband Patrick founded it in 2005. In 2017, The Lucky Duck Foundation narrowed its focus to alleviating the suffering of San Diego County’s homeless population. Their annual Swing & Soiree event has raised over $1 million dollars per year for the past 5 years. We believe Ms. Kilkenny adds value to the board because of her experience as managing director of Azuñia Tequila.

Jack Peterson, age 55, was appointed to our Board of Directors in August 2017. Since May 2007, Mr. Peterson has been the President of Sandstrom Partners, a brand development company that focuses on the creation and revitalization of thought leading brands such as Bulleit Bourbon, St-Germain, Stillhouse Whiskey, Miller Brewing, Pernod Ricard and Aviation Gin. In addition to Eastside, clients of the firm include Bacardi, Pernod Ricard, Brown Foreman and Diageo. From March 1996 to April 2007, Mr. Peterson was President of Borders, Perrin, Norrander, a full-service advertising agency in Portland, OR. Previously, Mr. Peterson served as account director and account executive at several advertising agencies including Hal Riney & Partners in San Francisco. Mr. Peterson holds a B.A. from the University of Minnesota. Because of his professional experience in brand development and establishing brand equity, and his contacts within the spirits industry, we believe Mr. Peterson is a valuable member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF PAUL BLOCK, LAWRENCE FIRESTONE, ROBERT GRAMMEN, STEPHANIE KILKENNY, AND JACK PETERSON TO THE BOARD OF DIRECTORS.

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Executive Officers

The names and certain information about our executive officers as of the Record Date are set forth below:

Name	Age	Position
Lawrence Firestone	62	Chief Executive Officer
G. Stuart Schreiner	65	Interim Chief Financial Officer(1)
Geoffrey Gwin	53	Chief Financial Officer(2)
Robert Manfredonia	55	President
Melissa Heim	36	Executive Vice President Operations and Master Distiller

(1)	On June 2, 2020, G. Stuart Schreiner agreed to resign as Interim Chief Financial Officer of the Company, effective June 15, 2020.
(2)	On June 2, 2020, Geoffrey Gwin resigned as a member of the Board of Directors and the Board of Directors approved the appointment of Geoffrey Gwin as Chief Financial Officer, both effective June 15, 2020.

Our executive officers are each appointed by the Board of Directors and serve at the Board’s discretion. There are no family relationships among our officers or directors.

Lawrence Firestone has served as our Chief Executive Officer since November 13, 2019 and has served as a director since September 19, 2019. Mr. Firestone has over 39 years of enterprise, operations and financial management experience in both public and private companies, with tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Executive Vice President and Chief Financial Officer of Akonni Biosystems, a privately-held developer of molecular diagnostic platforms; and as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. In the public company sector, Mr. Firestone has served as Chief Executive Officer of Qualstar Corporation, Chief Financial Officer of Advanced Energy Industries, and Chief Financial Officer of Applied Films Corporation. He has served on numerous Boards including those of Qualstar, CVD Equipment, Amtech Systems, and Hyperspace Communications. Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania.

G. Stuart Schreiner was appointed Interim Chief Financial Officer as of March 3, 2020. On June 2, 2020, Mr. Schreiner agreed to resign as Interim Chief Financial Officer, effective June 15, 2020. Mr. Schreiner has been a financial consultant with Tatum, LLC, C-Squared Solutions and GSS Consulting LLC since 2002. During and prior to that time, he has additionally held various senior level positions, including Director of Finance or Chief Financial Officer, with Hands-On Labs, Inc., Melco Industries, Inc., AirCell, Inc., Nathan Wechsler CPA, Cablecom-General, Translogic Corporation, Fischer Imaging, and Century International. Mr. Schreiner is a Certified Public Accountant (inactive) and has a B.S. in Accounting, with Honors from Bentley College.

Geoffrey Gwin was appointed by the Board on June 2, 2020 to serve as our Chief Financial Officer, effective June 15, 2020. Mr. Gwin joined our Board of Directors on August 27, 2019 and tendered his resignation from the Board of Directors on June 2, 2020, effective June 15, 2020. Mr. Gwin is a Board Observer of SMArtX Advisory Solutions, Inc., a private company offering technology solutions to wealth advisors, RIA’s and other financial services firms. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and managed its related strategies as its Chief Investment Officer up through May 2020. Mr. Gwin was a Managing Member of Group G Capital Partners, and has held positions at Symphony Asset Management, BHF-BANK Aktiengesellschaft, and Citibank, Inc. over the last two decades. Mr. Gwin holds a Bachelor of Science in Business from Wake Forest University and is a Charter Financial Analyst.

Robert Manfredonia has served as our President since December 6, 2018. Mr. Manfredonia has over 26 years of experience helping liquor companies drive new business growth, distributor focus and forging strong relationships with external business partners. In April 2018, Mr. Manfredonia joined us from Russian Standard, where he was Vice President in charge of National Accounts. As our Vice President of National Accounts, Mr. Manfredonia was in charge of selling the Company’s Redneck Riviera Whiskey product to ‘big box’ retailers including Costco, Kroger, Albertsons, Walmart, CVS, Winn Dixie, Spec’s (Texas), Jewel Osco, ABC Liquors (Florida) and other significant accounts. He started his career as a sales manager with Southern Wine & Spirits. From 2012 through 2015, he was co-founder of Diamond Brands Inc., where he led the concept development, research and development, and bringing to market of a French sparkling wine. From 2007 through 2012, he was Western Division Director for Duvel Moortgat USA, where he had oversight of six breweries, five European, and U.S. management of 106 distributors. Prior to 2007, Mr. Manfredonia worked for Miller Brewing Company as a Division Director of International Brands. His oversight included nine urban centers and 52 distributors with a fiscal 2006 revenue increase of 42%. He served as a logistics specialist in the United States Air Force from 1984 through 1989, serving in Asia and Europe.

Melissa Heim has served as our master distiller since June 2012 and has been a professional producer of spirits for 11 years. In November 2016, she was appointed our Executive Vice President Operations. We believe Ms. Heim was one of the first female master distillers and blenders west of the Mississippi River. Prior to joining us, she apprenticed at and then served as head distiller at Rogue Distillery and Public House in Portland’s Pearl District, holding the latter position from 2008 to 2010. Also, Ms. Heim co- founded and served as president of the Clear Boots Society, an organization that supports women’s leadership in the spirits industry. Ms. Heim studied Liberal Arts with emphasis on English at the University of Oregon. Ms. Heim is a current board member and Treasurer for the Women Distillers Guild, a member of the Craft Spirit Steering Committee for the international association Women of the Vine and Spirits, a member in good standing with the American Distilling Institute since 2014, a member in good standing with the American Craft Spirits Association since 2014, was named as one of the beverage industry’s top 40 under 40 tastemakers in 2017 and holds certification of advanced blending, maturation and warehousing techniques for spirits.

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CORPORATE GOVERNANCE

Board of Directors Leadership Structure

In 2018, the Board of Directors had a structure whereby the Chair of our Board of Directors was the Chief Executive Officer. In May 2019, the structure was modified to have an “Executive Chair”, who was the most recent former Chief Executive Officer. The Executive Chair had expanded duties, including sourcing acquisitions and product development and assisting in financing activities as requested by the Company. In August 2019, we changed the structure to have an independent Chair. We currently believe that an independent Chair allows for the CEO to focus all of the CEO’s attention on the management of the business and for the Chair to have more strategic oversight and interaction with other Board members. We recognize that different board leadership structures may be appropriate for companies in different situations and should be reviewed and carefully considered periodically in light of the Board’s composition and the needs of the Company. As a result, we intend to closely review and consider the optimal Board leadership structure for the Company at and following the Annual Meeting.

Our chair of the Board of Directors is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. We expect our Chair to also act as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk-management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting and investment risks.

Director Independence

Generally, under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that directors Paul Block, Geoffrey Gwin and Stephanie Kilkenny, and newly appointed director Robert Grammen, are independent within the meaning of Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board of Directors further considered all transactions set forth under “Certain Relationships and Related Transactions” below.

In 2019, the Board also considered other relationships that could cause a director not to be independent including that Trent D. Davis, one of our former directors, is the brother-in-law of Murray Smith, CFO of our wholly-owned Craft Canning + Bottling subsidiary and former controller. In addition, Mr. Davis’ son was a staff sales employee. There are no other family relationships among any of our directors or officers.

Standing Committees and Attendance

The Board of Directors held a total of 31 meetings during 2019. During 2019, each incumbent director attended at least 75% of the meetings of our Board of Directors during the time period which the director then served.

The Board of Directors has established the following standing committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating & corporate governance committees is an important element of sound corporate governance. During 2019, each incumbent director attended at least 75% of the meetings of the audit, compensation, and nominating & corporate governance committees upon which each director then served, if any.

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Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Geoffrey Gwin, who is the chair of the committee, Stephanie Kilkenny and Paul Block. However, on June 2, 2020, Geoffrey Gwin tendered his resignation from the Board, effective June 15, 2020. The Board of Directors subsequently appointed Robert Grammen to serve on the Board of Directors in the place of Geoffrey Gwin and appointed Robert Grammen to serve on the audit committee, each effective June 15, 2020. Robert Grammen will assume the role of chair of the audit committee at such time. Each of Messrs. Gwin, Block, Grammen and Ms. Kilkenny has been determined by our Board of Directors to be independent in accordance with Nasdaq and SEC standards. Our Board of Directors has also designated Mr. Gwin as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that Mr. Gwin possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter which is available on our website at https://www.eastsidedistilling.com/investors Both our independent registered accounting firm and internal financial personnel will regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our compensation committee reviews and recommends policies, practices and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Stephanie Kilkenny, who is the chair of the committee, Geoffrey Gwin and Paul Block. However, on June 2, 2020, Geoffrey Gwin tendered his resignation from the Board of Directors, effective June 15, 2020. The Board of Directors subsequently appointed Robert Grammen to serve on the Board of Directors in place of Geoffrey Gwin and appointed Robert Grammen to serve on the compensation committee, each effective June 15, 2020. Each of Messrs. Grammen, Block, Gwin and Ms. Kilkenny has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter which is available on the Company’s website at https://www.eastsidedistilling.com/investors. Under its charter, the functions of the compensation committee include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the CEO;
●	Reviewing and approving the compensation of all other executive officers;
●	Reviewing and making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans;
●	Reviewing and approving any employment agreements, severance agreements or plans or change-in-control arrangements with executive officers;
●	Reviewing director compensation for service on the Board of Directors and committees at least once a year and to recommend any changes to the Board of Directors; and
●	Developing and recommending to the Board of Directors for approval an officer succession plan to develop and evaluate potential candidates for executive positions.

The compensation committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Pursuant to its charter, the compensation committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, outside legal counsel or other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The compensation committee engaged FW Cook as its independent consultant to assist the compensation committee in fulfilling its responsibilities, including by providing advice, research and analysis on executive compensation trends and norms; determining the composition of our peer group for purposes of compensation comparison; and reviewing and analyzing peer group and industry information to assist with setting both specific elements of, and the total amount of, executive compensation.

Nominating & Corporate Governance Committee

Our nominating and corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles, establishing director compensation and providing recommendations to the Board of Directors. Our nominating committee currently consists of Paul Block, who is the chair of the committee, Geoffrey Gwin and Stephanie Kilkenny. However, on June 2, 2020, Geoffrey Gwin tendered his resignation from the Board of Directors, effective June 15, 2020. The Board of Directors subsequently appointed Robert Grammen to serve on the Board of Directors in place of Geoffrey Gwin and appointed Robert Grammen to serve on the Nominating & Corporate Governance Committee, each effective June 15, 2020. Each of Messrs. Grammen, Block, Gwin and Ms. Kilkenny has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. The Nominating Committee operates under a written charter which is available on the Company’s website at hhttps://www.eastsidedistilling.com/investors.

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Director Nomination Process

The Nominating Committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of the skills and experiences of the current members and the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skills and experiences. If any member of the Board of Directors does not wish to continue in service, if the nominating committee or the Board of Directors decides not to re-nominate a member for reelection, if the nominating committee or the Board of Directors decided to fill a director position that is currently vacant or if the nominating committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the nominating committee identifies the desired skills needed by the board and will evaluate the experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. Research may also be performed to identify qualified individuals and, if appropriate, the nominating committee may engage a search firm. Nominees for director are selected by a majority of the members of the Board of Directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. All of our directors participated in the consideration of the director nominees for election at the Annual Meeting. Although the nominating committee and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the nominating committee to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the nominating committee include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the spirits industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and all stockholders, act ethically at all times and adhere to the applicable provisions of our code of business conduct and ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of us and all stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Nominating Committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The Nominating Committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders. Please see the section below titled “Stockholder Proposals for 2021 Annual Meeting” for important information regarding stockholder proposals, including director nominations.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Requests may be directed to our principal executive offices at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214. Also, a copy of our code of business conduct and ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

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2019 Director Compensation

During 2018, the Board of Directors established an annual compensation program for the directors that includes 1) an annual retainer of $16,000 paid in cash in quarterly installments, 2) $5,000 in stock awards per quarter, 3) $2,500 cash payment for each board chair, which will be paid annually at the beginning of the year, 4) 1,000 for in-person board meetings and $500 for telephonic board meetings and 5) 5,000 stock options per year.

In October of 2019 the annual compensation program was updated to include; 1) an initial board election RSU grant of $5,000, paid one time upon appointment or election, 2) board chair premium of $5,000 and 3) annual committee member fees of $20,000.

Other than Grover Wickersham, who received compensation as an executive officer as well as with respect to his service as director as described above, the following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2019. As noted in the footnotes below the following table, the directors elected to receive a substantial portion of the fees earned in cash in RSUs.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (6)	Option Awards ($)	Total ($)
Trent D. Davis(3)	$55,500	(11)	$30,008	$-	$85,008
Michael M. Fleming(3)	$33,000	(8)	$30,008	-	$63,008
Jack Peterson	$47,167	(7)	$30,008	-	$77,175
Shelly A. Saunders(1)	$5,000		$-	-	$5,000
Matthew Szot(3)	$33,000	(8)	$30,008	-	$63,008
Patrick Crowley(3)	$22,000	(10)	$-	-	$22,000
David Holmes(3)	$26,000	(2)	$40,002	-	$66,002
Owen Lingley(5)	$29,000	(9)	$-	-	$29,000
Paul Shoen (16)	$30,500	(12)	$-	-	$30,500
Shawn Willard (4)	$25,000	(13)	$-	-	$25,000
Geoffrey Gwin	$27,500	(14)	$-	-	$27,500
Stephanie Kilkenny	$17,000	(15)	$-	-	$17,000

(1)	Resigned from Board of Directors effective March 19, 2019.
(2)	Elected to receive 5,579 RSUs in lieu of cash for $21,000 earned fees. The aggregate-grant date fair value of 5,579 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $21,000. The RSUs were fully vested upon grant.
(3)	Resigned from Board of Directors effective August 8, 2019.
(4)	Resigned from Board of Directors effective November 12, 2019.
(5)	Resigned from Board of Directors effective November 18, 2019.
(6)	As of December 31, 2019, there were no unvested RSUs held by each non-employee directors.
(7)	Elected to receive 11,929 RSUs in lieu of cash for $42,167 earned fees. The aggregate-grant date fair value of 11,929 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $42,167. The RSUs were fully vested upon grant.
(8)	Elected to receive 6,509 RSUs in lieu of cash for $24,500 earned fees. The aggregate-grant date fair value of 6,509 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $24,500. The RSUs were fully vested upon grant.
(9)	Elected to receive 8,408 RSUs in lieu of cash for $29,000 earned fees. The aggregate-grant date fair value of 8,408 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $29,000. The RSUs were fully vested upon grant.
(10)	Elected to receive 4,517 RSUs in lieu of cash for $17,000 earned fees. The aggregate-grant date fair value of 4,517 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $17,000. The RSUs were fully vested upon grant.
(11)	Elected to receive 12,354 RSUs in lieu of cash for $46,500 earned fees. The aggregate-grant date fair value of 12,354 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $46,500. The RSUs were fully vested upon grant.

(12)	Elected to receive 9,531 RSUs in lieu of cash for $30,500 earned fees. The aggregate-grant date fair value of 9,531 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $30,500. The RSUs were fully vested upon grant.
(13)	Elected to receive 7,813 RSUs in lieu of cash for $25,000 earned fees. The aggregate-grant date fair value of 7,813 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $25,000. The RSUs were fully vested upon grant.
(14)	Elected to receive 8,594 RSUs in lieu of cash for $27,500 earned fees. The aggregate-grant date fair value of 8,594 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $27,500. The RSUs were fully vested upon grant.
(15)	Elected to receive 5,313 RSUs in lieu of cash for $17,000 earned fees. The aggregate-grant date fair value of 5,313 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant was $17,000. The RSUs were fully vested upon grant. Upon joining the Board in the fall of 2019, Ms. Kilkenny also became entitled to $5,000 in fully vested RSUs under the Company’s outside director compensation plan. These RSUs have not yet been granted to Ms. Kilkenny.
(16)	Resigned from Board of Directors effective April 24, 2020.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for services rendered during the fiscal years ended December 31, 2019, and 2018.

	2019 Summary Compensation Table
Name and Position	Year	Salary	Bonus		Stock Awards		Option Awards		All Other Compensation	Total ($)
Lawrence Firestone	2019	$28,846							$	$28,846
Chief Executive Officer, Director (Since November 2019)

Grover T. Wickersham	2019	$57,692		$150,000					$	$207,692
Chief Executive Officer, Director (Until May 10, 2019)	2018	$120,000		$123,750	$164,314	(3)	$318,545	(1)	$	$726,609

Robert Manfredonia	2019	$150,000		$50,000	$150,514	(2)			$	$350,514
President (Since December 2018)	2018	$109,615	$		$50,000	(6)	$204,625	(5)	$	$364,240

Steve Shum	2019	$152,885		$142,115	$111,700	(4)			$	$406,700
Interim Chief Executive Officer (May 2019- November 2019) and Chief Financial Officer, (Until November 2019)	2018	$135,000		$132,250	$164,314	(8)	$318,545	(7)	$	$750,109

Melissa Heim	2019	$102,000	$							$102,000
Executive V.P. Operations and Master Distiller	2018	$87,289		$10,000	$19,950	(10)	$68,575	(9)	$	$185,814

(1)	Amounts reflect the aggregate grant date fair value of the 115,000 shares of common stock underlying the stock options granted on three separate dates of grant (with exercise prices of $3.92, $3.99 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 2 or 3-year period.
(2)	Amounts reflect the aggregate grant date fair value of the 27,461 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($6.03, $5.17, and $4.88 per share, respectively) without regards to forfeitures.
(3)	Amounts reflect the aggregate grant date fair value of 24,098 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($3.99, $7.19, and $7.69 per share, respectively) without regards to forfeitures.
(4)	Amounts reflect the aggregate grant date fair value of 20,000 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($6.00 and $5.17) without regards to forfeitures.
(5)	Amounts reflect the aggregate grant date fair value of the 75,000 shares of common stock underlying the stock options granted on two separate dates of grant (with exercise prices of $7.05 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period.

(6)	Amounts reflect the aggregate grant date fair value of 6,696 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($7.05, and $7.94 per share, respectively) without regards to forfeitures.
(7)	Amounts reflect the aggregate grant date fair value of the 115,000 shares of common stock underlying the stock options granted on three separate dates of grant (with exercise prices of $3.92, $3.99 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a two or three-year period.
(8)	Amounts reflect the aggregate grant date fair value of 24,098 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($3.99, $7.19, and $7.69 per share, respectively) without regards to forfeitures.
(9)	Amounts reflect the aggregate grant date fair value of the 25,000 shares of common stock underlying the stock option on the date of grant (with an exercise price of $3.99 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a three-year period.
(10)	Amounts reflect the aggregate grant date fair value of 5,000 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the dates of grant ($3.99 per share) without regards to forfeitures.

All Other Compensation

None

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2019 Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of common stock underlying restricted stock unit awards and stock options granted to the Named Executive Officers in the year ended December 31, 2019.

		All Other Stock		All Other Option
		Awards:		Awards:
		Number of		Number of	Exercise or	Grant Date Fair
		Shares of		Securities	Base Price of	Value of Stock
Name	Grant Date	Stock or Units (#)		Underlying Options (#)	Option Awards ($/Share)	and Option Awards (1)
Steve Shum	04/10/2019	10,000	(2)
	08/29/2019	10,000	(2)
Robert Manfredonia	04/08/2019	12,522	(2)
	08/29/2019	7,254	(2)
	10/18/2019	7,685	(2)

(1)	Represents the grant date fair value of each equity award calculated in accordance with ASC 718.
(2)	RSUs vested immediately.

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2019 Outstanding Equity Awards Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that were outstanding as of December 31, 2019.

		Option Awards (1)
		Number of Securities		Number of Securities
		Underlying		Underlying
		Unexercised		Unexercised	Option
		Options (#)		Options (#)	Exercise	Option
Name	Grant Date	Exercisable		Unexercisable	Price ($)	Expiration Date
Melissa Heim	03/25/2015	417	(3)	—	$105.00	03/25/2025
	09/20/2016	10,000	(3)	—	$4.80	09/20/2026
	12/30/2016	3,334	(3)	—	$5.94	12/30/2016
	03/14/2017	1,667	(3)	—	$4.50	03/14/2027
	09/15/2017	8,333	(3)	1,667	$3.78	09/15/2027
	01/11/2018	16,667	(3)	8,333	$3.99	01/11/2028
Steven Shum	10/1/2015	14,167	(4)	—	$27.00	12/31/2020
	9/20/2016	20,000	(3)	—	$4.80	12/31/2020
	03/14/2017	1,667	(3)	—	$4.50	12/31/2020
	01/08/2018	50,000	(2)	—	$3.92	12/31/2020
	01/11/2018	16,667	(3)	8,333	$3.99	12/31/2020
	10/15/2018	16,667	(3)	23,333	$7.87	12/31/2020
Robert Manfredonia	04/02/2018	29,167	(3)	20,833	$7.05	04/02/2028
	10/15/2018	10,417	(3)	14,583	$7.87	10/15/2028

(1)	Options vest monthly over a 6-month period.
(2)	Options vest quarterly over 2-year period.
(3)	Options vest quarterly over 3-year period.
(4)	Options vest over a 2-year period with 25% vesting in the first year following date of grant, with no options vesting during the first 6-months and 1/24th per month and 75% vesting in the second year following date of grant (3/48th/month).

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Employment Agreements

We have agreements with certain of our named executive officers, which include provisions regarding post- termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. The following summaries of the employment agreements are qualified in their entirety by reference to the text of the employment agreements, as amended, which have been filed as Exhibits to the Company’s Annual Report on Form 10-K.

Employment Agreement with Lawrence Firestone

On November 13, 2019, we entered into an employment agreement with Mr. Firestone. The agreement terminates on 12/31/2020. Under the Employment Agreement, Mr. Firestone will initially receive an annual base salary of $350,000, with $250,000 in cash and $100,000 in restricted stock units (“RSUs”). Twenty-five percent (25%) of the award will vest on each of March 31, June 30 and September 30, 2020 and the first anniversary of the effective date of the Employment Agreement. Mr. Firestone will also be eligible to receive a target incentive payment of 100% of his annual base salary beginning in 2020, paid 50% in RSUs and 50% in cash. Actual payments will be determined based on a combination of the Company’s results and individual performance against the applicable performance goals established by the Compensation Committee of the Board. Mr. Firestone will also receive (i) a signing bonus of $50,000, which he may elect to receive up to 50% in cash and 50% in fully vested stock of the Company, and (ii) other benefits that are generally available to other executive officers of the Company. Mr. Firestone will be entitled to certain severance benefits if he is terminated without cause, or resigns for good reason (in each case, as defined in the Employment Agreement), including, among other things, one year of annual base salary, one year of continued health benefits coverage and one year of continued vesting of RSUs.

Employment Agreement with Geoffrey Gwin

On June 5, 2020, we entered into an employment agreement with Mr. Gwin, effective June 15, 2020. The agreement terminates on 6/15/2021. Under the Employment Agreement, Mr. Gwin will initially receive an annual base salary of $250,000, with $100,000 in cash and $150,000 in RSUs. Twenty-five percent (25%) of the award will vest on each of March 31, June 30 and September 30 and December 31 of each year this contract is in effect, beginning September 30, 2020. Mr. Gwin will also be eligible to receive a target incentive payment of 100% of his annual base salary beginning in 2020, paid 50% in RSUs and 50% in cash. Actual payments will be determined based on a combination of the Company’s results and individual performance against the applicable performance goals established by the Compensation Committee of the Board. Mr. Gwin will also receive (i) a signing bonus of $35,000, 50% in cash and 50% in fully vested stock of the Company, and (ii) other benefits that are generally available to other executive officers of the Company. Mr. Gwin will be entitled to certain severance benefits if he is terminated without cause, or resigns for good reason (in each case, as defined in the Employment Agreement), including, among other things, the remainder of the annual base salary remaining under the employment term and one year of continued vesting of RSUs.

Employment Agreement with Robert Manfredonia

Effective December 6, 2018, the Company entered into an Amended and Restated Employment Agreement with Mr. Manfredonia. The agreement is for an initial term ending on December 5, 2021 and provides for an annual base salary during the term of the agreement of $150,000. Mr. Manfredonia is eligible to receive a cash bonus of $100,000 per annum, which would be subject to Company results and individual performance. In addition, the Company will recommend to the compensation committee that it grant Mr. Manfredonia $37,500 worth of restricted stock units within the first 5 days of the completion of each quarter. Each award will be immediately vested and will be subject to the terms and conditions of the 2016 Equity Incentive Plan. Further, Mr. Manfredonia may be eligible to receive stock option grants pursuant to the 2016 Equity Incentive Plan, subject to the discretion of compensation committee. The agreement also contains the following provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment, along with a $500 per month car allowance; (ii) benefits and perquisites available to other senior executives of the Company; and (iii) a severance payment upon termination without cause.

Employment Agreement with Melissa Heim

On February 27, 2015, we entered into an employment agreement with Melissa Heim. The agreement has been extended until February 27, 2021.

The agreement contains the following provisions among other customary terms: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with her employment; (ii) paid vacation leave; (iii) medical, dental and life insurance benefits and (iv) 36-month non-solicitation terms; (v) Ms. Heim is not entitled to increased severance in connection with a change of control.

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Employment Agreement with Steve Shum

In 2015, we entered into an employment agreement with Mr. Shum, which was amended in 2016. The agreement annually renews for one-year terms. The Agreement was terminated upon termination of Mr. Shum’s employment in on November 14, 2019.

The agreement contained the following provisions among other terms: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) vacation leave; (iii) medical, dental and life insurance benefits; (iv) 36-month non-compete/non-solicitation terms; and (v) a severance payment equal to six months of base salary upon termination without cause (as defined in the agreement). Mr. Shum was not entitled to increased severance in connection with a change of control.

Employment Agreement with Grover Wickersham

On May 13, 2019, the company entered into an executive chairperson agreement with Mr. Wickersham. The agreement was terminated when Mr. Wickersham left the board on August 8, 2019.

The agreement contained the following provisions among other terms: (i) annual Board fee of $185,000 payable in monthly installments; (ii) eligibility to receive up to 5,000 restricted stock units with the amounts, if any, to be determined at the discretion of the Company’s Compensation Committee at its annual meeting; reimbursement for out of pocket cost of healthcare insurance, at the same rate he was paying prior to this agreement; (iv) eligibility for discretionary bonuses and eligibility to receive equity grants based his assistance in the company transitions, the amount, if any also to be determined by the Company’s Compensation Committee; (v) eligibility to receive equity grants based his assistance in the company transitions, the amount, if any also to be determined by the Company’s Compensation Committee; (vi) reimbursement for reasonable and documented expenses approved by the executive officer of the Company and (vii) continued compensation described above until the first anniversary of the Company’s 2019 annual meeting under the assumption Mr. Wickersham is elected by shareholders to the Board of the Company but the Board does not elect Mr. Wickersham as Chairperson, or terminates the Executive Chairperson Agreement, or terminates Mr. Wickersham from the Executive Chairperson position, or materially alters Mr. Wickersham’s overall duties as set forth in the Executive Chairperson Agreement.

Potential Payments upon Termination

Under the terms of the employment agreements for Mr. Firestone, Ms. Heim and Mr. Manfredonia, they are each entitled to a severance payment of six (6) month’s salary at the then-applicable base salary rate in the event that we terminate their employment without cause.

The following table sets forth quantitative information with respect to potential payments to be made to Mr. Firestone, Ms. Heim and Mr. Manfredonia upon termination without cause. The potential payments are based on the terms of Mr. Firestone’s, Ms. Heim’s and Mr. Manfredonia’s employment agreements discussed above. For a more detailed description of the employment agreements for Mr. Firestone, Ms. Heim and Mr. Manfredonia, see the “Employment Agreements” section above.

Name	Potential Payment upon Termination Without Cause (1)

Lawrence Firestone	$354,041	(2)
Robert Manfredonia	$75,000	(3)
Melissa Heim	$51,000	(4)

(1)	Employee entitled to six months’ severance at the then applicable base salary rate.
(2)	Based on Mr. Firestone’s current annual base salary of $350,000, $250,000 paid in cash and $100,000 paid in company stock and one year of health benefits coverage.
(3)	Based on Mr. Manfredonia’s 2019 annual base salary of $150,000.
(4)	Based on Ms. Heim’s 2019 annual base salary.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2018 as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “Compensation of Directors” and “Executive Compensation.” As of the date of this proxy statement, there are no proposed transactions as described in the foregoing sentence.

Jack Peterson

On August 23, 2017, our Board appointed Jack Peterson to the Board to fill an existing vacancy on the Board effective immediately. Mr. Peterson is also the President of Sandstrom Partners. We issued 10,025 shares valued at $40,000 (at the time of issuance) to Sandstrom Partners in 2018. On August 11, 2018, we issued 42,000 shares of common stock to Sandstrom in connection with the exercise of their 42,000 warrants in exchange for services rendered. In 2018, we paid $140,000 in cash and issued 10,025 shares of common stock to Sandstrom for work performed. In 2019, we paid $220,000 in cash and issued 61,600 shares of common stock to Sandstrom for work performed. In addition, Sandstrom Partner continues to provide services for the Company, which will result in meaningful amount of additional cash and shares for the payment of services during fiscal year 2020.

Grover Wickersham

On December 29, 2017, the Grover T. Wickersham Employees’ Profit Sharing Plan (“PSP”), an entity affiliated with our former Chief Executive Officer and Chairman, Grover Wickersham, purchased from us a promissory note bearing interest at the rate of 8% per annum (a “Promissory Note”) for aggregate consideration of $464,750. Interest is paid monthly. The Promissory Note was due on June 30, 2019 or in the event the Company completed a private or public offering of its equity or debt securities in which the gross amount raised in such financing is at least $2.0 million (a “Future Financing”), all amounts due under the Promissory Note were to become due and payable within five (5) business days of the final closing of such Future Financing. In lieu of receiving the cash repayment of amounts due under this Promissory Note in connection with a Future Financing, at the option of PSP, the principal amount due and payable could be used to purchase the securities offered in the Future Financing. PSP subsequently used a balance of $379,750 to purchase the Company’s new private offering of notes with warrants. The remaining principal balance of $85,000 was paid in April 2018. The new promissory notes bear interest at 8% per annum, payable monthly on the last day of the month. The entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021. In conjunction with this new offering, PSP was issued 37,975 warrants, exercisable at $5.40 per share. On August 9, 2018, PSP exercised the 37,975 warrants at $5.40 per share in exchange for a reduction in outstanding note principal due. $174,685 remains outstanding on the note.

On December 29, 2017, the Grover T. and Jill Z. Wickersham 2000 Charitable Remainder Trust (the “Wickersham Trust”) purchased from us a promissory note bearing interest at the rate of 8% per annum (a “Promissory Note”) for aggregate consideration of $179,300. Interest is paid monthly. The Promissory Note was due on June 30, 2019 or in the event the Company completed a private or public offering of its equity or debt securities in which the gross amount raised in such financing was at least $2.0 million (a “Future Financing”), all amounts due under the Promissory Note were to become due and payable within five (5) business days of the final closing of such Future Financing. In lieu of receiving the cash repayment of amounts due under the Promissory Note in connection with a Future Financing, at the option of Wickersham Trust, the principal amount due and payable could be used to purchase the securities offered in the Future Financing. During the first quarter of 2018, the Wickersham Trust used the balance to purchase the Company’s new private offering of notes with warrants. The new promissory notes bear interest at 8% per annum, payable monthly on the last day of the month. The entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021. In conjunction with this new offering, the Wickersham Trust was issued 17,930 warrants, exercisable at $5.40 per share. On August 9, 2018, the Wickersham Trust exercised the 17,930 warrants at $5.40 per share in exchange for a reduction in outstanding note principal due. $82,478 remains outstanding on the note.

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Stephanie Kilkenny

Stephanie Kilkenny was appointed to the Board in accordance with the terms of the Asset Purchase Agreement, dated September 12, 2019 (the “Asset Purchase Agreement”), between the Company and Intersect Beverage, LLC, a California limited liability company (“Intersect”), pursuant to which the Company acquired substantially all of the assets of Intersect (the “Purchased Assets”), an importer and distributor of tequila and related products (the “Transaction”) under the brand name “Azuñia”. The Transaction closed on September 12, 2019. In connection with the Transaction, TQLA is entitled to up to 93.88% of the aggregate consideration payable under the Asset Purchase Agreement. The aggregate consideration payable under the Asset Purchase Agreement includes that number of shares of common stock of the Company, cash payments and/or promissory notes comprising (i) 1,200,000 shares of the Company’s common stock (the “Fixed Number of Shares”) and, (ii) to the extent certain revenue targets are achieved, the Initial Earnout Consideration (as defined below) and the Subsequent Earnout Consideration (as defined below). The Fixed Number of Shares will be issued 540 days following the closing date of the Transaction as follows: 850,000 shares of the Company’s common stock will be issued at a stipulated value of $6.00 per share, equivalent to $5,100,000, and the remaining 350,000 shares of the Company’s common stock will be issued at a stipulated value equal to the 20-day volume-weighted average closing price of Company common stock on September 12, 2020. In addition, upon the acquired business (which is comprised of Intersect’s business of importing and distributing tequila and related products (the “Business”)) achieving gross revenues of $3.24 million or more during the first eighteen months following closing date of the Agreement, the Company will issue as further consideration (the “Initial Earnout Consideration”) additional shares of Company common stock at a price per share equal to the 20-day volume-weighted average closing price of the Company’s common stock on the eighteen-month anniversary of the closing date of the Transaction. The number of additional shares of the Company’s common stock to be issued will be based upon a multiple of gross revenue of the Business, ranging from 3.30 to 3.50, and less the aggregate stipulated dollar value of the Fixed Number of Shares previously paid.

If the gross revenue of the acquired Business for the period commencing on the first day of the thirteenth month following the closing date of the Transaction and ending on the last day of the twenty-fourth month following the closing date of the Transaction (the “Subsequent Earnout Period”) equals or exceeds $9.45 million, the Company will pay to the members of Intersect, including up to 93.88% to TQLA, $1,500,000, either in cash or a number of shares equal to (x) $1.5 million divided by (y) the 20-day volume- weighted average closing price of the Company’s common stock on the last day of the Subsequent Earnout Period, rounded down to the nearest whole number of shares of the Company’s common stock (the “Subsequent Earnout Consideration”).

Notwithstanding anything set forth in the Asset Purchase Agreement, the Company will not be required to issue shares of common stock if, in order for the Company to issue sufficient shares to pay any portion of the aggregate consideration under the Agreement, the Company would be required to hold a vote of the Company’s stockholders pursuant to Nasdaq Listing Rules (i.e. the number of shares of common stock of the Company issuable under the Agreement would exceed 19.9% of the Company’s outstanding common stock). In the event that the Company would be required to hold a vote of the Company’s stockholders pursuant to Nasdaq Listing Rules, the Company may, at its election, issue only that number of shares of common stock which does not require such vote, and instead pay any remaining portion of the aggregate consideration in the form of cash or as a promissory note with a three-year maturity that bears interest at a rate of 6% per annum.

Any shares issued by the Company under the Asset Purchase Agreement will be issued, at the Company’s election, either (i) as registered shares under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) as unregistered shares in an issuance exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. If the Company issues unregistered shares, the Company will file a re-sale registration statement on Form S-3 with the Securities and Exchange Commission for a secondary offering covering the resale of the unregistered shares. Such registration statement will be filed no later than 30 days following the date of payment of the Initial Earnout Consideration and will be amended within 30 days following the issuance of any Subsequent Earnout Consideration.

In addition, TQLA is obligated to reimburse the Company for approximately $430,000 in certain expenses associated with the transaction.

On September 16, 2019, the Company entered into a Subscription Agreement with Mrs. Kilkenny’s spouse, Patrick J. Kilkenny as Trustee For Patrick J. Kilkenny Revocable Trust (the “Kilkenny Trust”) in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder, pursuant to which the Company agreed to issue and sell to the Kilkenny Trust an aggregate of 55,555 units (the “Units”) at a per unit price of $4.50. Each Unit consists of one share of the Company’s common stock and a three-year warrant to acquire 0.5 shares of common stock at an exercise price of $5.50 per share.

Effective November 29, 2019, the Company issued to TQLA, a Secured Line of Credit Promissory Note (the “Note”) for a revolving line of credit in the aggregate principal amount of $2,000,000. The Note matures on April 15, 2020 and may be prepaid in whole or in part at any time without penalty or premium. Repayment of the Note is subject to acceleration in the event of an event of default. The Company may use the proceeds to purchase tequila for its Azuñia product line and for general corporate purposes, as approved by TQLA. As of December 31, 2019, the Company borrowed $946,640 on the Note. The Note was repaid in full on January 16, 2020.

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We believe that the foregoing transactions were in our best interests. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Robert Grammen

Robert Grammen maintains a 1.22% interest in Intersect Beverage, LLC and, pursuant to the Asset Purchase Agreement described above, is entitled to a pro-rata portion of the number of shares of common stock of the Company, cash payments and/or promissory notes comprising (i) 1,200,000 shares of the Company’s common stock and, (ii) to the extent certain revenue targets are achieved, the Initial Earnout Consideration (as defined above) and the Subsequent Earnout Consideration (as defined above). Mr. Grammen also acted as a consultant to Intersect Beverage, LLC prior to the Company entering into the Asset Purchase Agreement described above.

Mr. Grammen was a director of a company that defaulted on a loan made in 2015. In an effort to recover on the loan, assignees of the lenders recently filed a legal action against the directors of the borrowing company, including Mr. Grammen, claiming that the directors breached their fiduciary duties, engaged in a fraudulent transfer and similar matters in connection with entering and using the proceeds of the loan, however there have been no verdicts determined by the court to date.

Policies and Procedures for Transactions with Related Persons

Our audit committee is responsible for reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis. We intend to adopt a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee may consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our Board of Directors.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth information as of the Record Date as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our named executive officers and directors and of all of our executive officers and directors as a group. As of the Record Date, we had 10,017,038 shares of common stock and no shares of series A preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Number of Common Shares Beneficially Owned		Percentage Owned

5% Stockholders:
Quad Capital Management Advisors (2)	590,910		5.9%
Orca Investment Management (3)	641,216		6.40%
ARS Investment Partners LLC (4)	645,509		6.44%

Officers and Directors:
Grover T. Wickersham (5)	430,536	(6)	4.30%
Steven Shum	162,063	(12)	1.60%
Jack Peterson (7)	128,923	(7)	1.28%
Paul Shoen	126,598		1.26%
Robert Manfredonia	122,026	(8)	1.21%
Stephanie Kilkenny	76,777	(9)	*
Melissa Heim	57,385	(10)	*
Lawrence Firestone	44,746		*
Geoffrey Gwin (11)	27,838		*
Paul Block	0	(13)	*
Robert Grammen	0	(14)	*

All directors and executive officers as a group (11 persons)	1,176,892		11.72%

* Represents beneficial ownership of less than one percent.

(1)	Unless otherwise noted, the address is c/o Eastside Distilling, Inc., 1002 SE Water Avenue, Suite 390, Portland, Oregon 97214.
(2)	The address is 90 Park Avenue, Floor 5, New York, NY 10016. Quad Capital Management Advisors (“Quad”) is a Delaware limited liability company.
(3)	The address is 2250 Aviation Drive, Suite 3, Roseburg, Oregon 97470.
(4)	The address is 500 Fifth Avenue, 14th Floor, New York, New York 10110.
(5)	Based on Mr. Wickersham’s Schedule 13D/A filed on February 14, 2020, this includes 157,037 shares of Common Stock owned directly by Mr. Wickersham as of July 31, 2019. In addition, Mr. Wickersham serves as the trustee of the Lindsay Anne Wickersham 1999 Irrevocable Trust (the “Irrevocable Trust”) and is a co-trustee and a lifetime beneficiary of the Grover T. and Jill Z. Wickersham 2000 Charitable Remainder Trust (the “CRUT”). The Irrevocable Trust owned 45,856 shares of Common Stock, and the CRUT owned 60,370 shares of Common Stock, as of July 31, 2019. We believe that Mr. Wickersham disclaims beneficial ownership of all of the securities owned by the Irrevocable Trust and all of the securities owned by the CRUT, except to the extent of his vested interest in the CRUT.
(6)	Includes (i) 15,189 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 152,084 shares of common stock issuable upon exercise of stock options exercisable on or before August 14, 2020.

(7)	Includes (i) 63,564 shares of common stock held directly or indirectly by Mr. Peterson and (ii) 45,359 shares of common stock owned by Sandstrom Partners, of which Mr. Peterson is the current CEO (iii) 20,000 shares of common stock issuable upon exercise of stock options exercisable on or before August 14, 2020.
(8)	Includes 45,833 shares issuable upon exercise of stock options exercisable on or before August 14, 2020.
(9)	Includes 55,555 shares held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person. Ms. Kilkenny is also entitled to receive $5,000 in fully vested RSUs in connection with her appointment to the Board.
(10)	Includes 43,335 shares issuable upon exercise of stock options exercisable on or before August 14, 2020.
(11)	Geoffrey Gwin (“Gwin”) is the managing member to Group G Capital Partners, LLC (“Group G”) a Delaware limited liability company, and investment adviser to Group G Investments, LP. Group G beneficially owns 107,196 shares of Common Stock, acquired in the ordinary course of business. Gwin disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.
(12)	Includes 119,167 shares issuable upon exercise of stock options exercisable on or before August 14, 2020.
(13)	Mr. Block is entitled to receive $5,000 in fully vested RSUs in connection with his appointment to the Board.
(14)	Mr. Grammen is entitled to receive $5,000 in fully vested RSUs in connection with his appointment to the Board.

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PROPOSAL NO. 2

ADVISORY VOTE (NON-BINDING) ON EXECUTIVE COMPENSATION

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve the compensation of Eastside Distilling, Inc.’s executives, as disclosed in the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2019 was reasonable, appropriate and justified by the company’s performance. The Board of Directors recommended, and our stockholders approved, that the advisory vote on executive compensation be held every year. Therefore, the next advisory vote on executive compensation after the 2020 annual meeting will occur at the 2021 annual meeting of stockholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED AS PROXIES INTEND TO VOTE ALL PROXIES RECEIVED FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

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PROPOSAL NO. 3

AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 shares. As of market close on the Record Date (a) 10,017,038 shares of our common stock were issued and outstanding, (b) 1,045,480 were reserved for issuance pursuant to outstanding equity awards and warrants and (c) a further 74,792 shares are reserved for issuance under our 2015 Stock Incentive Plan and 2016 Equity Incentive Plan. Accordingly, as of the Record Date, approximately 2,662,690 shares of our authorized common stock were available for future corporate purposes. In addition, we will be required to issue at least 1,200,000 shares to Intersect Beverages in connection with the purchase of Azuñia in 2019, plus a to-be-determined material number of additional shares in connection with an earnout formula.

The Board of Directors believes that the proposed increase in authorized common stock is desirable to provide additional flexibility for potential future business and financial transactions and to accommodate the payment of consideration under the Asset Purchase Agreement, dated September 12, 2019, between the Company and Intersect Beverage, LLC. The proposed amendment is designed to enable the Board of Directors to issue additional shares of common stock when, in its judgment, such issuance would benefit the Company, without further action by stockholders. Management believes that the ability to issue additional shares without the delay and expense of obtaining stockholder approval can be an advantage to the Company in connection with financings, or in pursuing acquisition opportunities. If approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes as the Board of Directors may approve and no further vote of stockholders of the Company will be required for any issuance, except as may be required by law, regulation or the rules of Nasdaq or any other stock exchange on which our shares may then be listed. The availability of the additional authorized shares of common stock may have an anti-takeover effect, since the Board of Directors would possess the ability to dilute the position of a major stockholder by issuing additional shares of the same class, which may make a takeover more difficult or less attractive. The Board of Directors is not aware of any effort to obtain control of the Company, and the proposed amendment is not part of a plan by management to adopt a series of anti-takeover measures.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSED CHANGE TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES TO 50,000,000.

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PROPOSAL NO. 4

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2019. M&K began serving as our independent auditor as of October 6, 2017. Services provided to us by M&K in 2019 and 2018 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of M&K as our independent registered public accounting firm.

Representatives of M&K plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Principal Accountant Fees and Services

Audit Fees

M&K billed us $35,000 in progress fees for our 2019 annual audit, $15,450 in fees for the completion of our 2018 audit, and $22,000 and $7,000 in fees for the review of our quarterly financial statements in 2019 and 2018, respectively.

Audit Related Fees

We paid fees to M&K for assurance and related services of $22,900 and $30,500 related to other SEC filings in 2019 and 2018, respectively.

Tax Fees

For the years ended each of December 31, 2019 and 2018, the aggregate fees billed for tax compliance by M&K were $0.

All Other Fees

For the fiscal years ended each of December 31, 2019 and 2018, we did not incur any fees for other products or services by M&K. M&K did not provide or conduct any other products or services during those periods.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K LLP and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2019, the Audit Committee has:

● Reviewed and discussed the audited financial statements with management;

● Discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees); and

● Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020.

Submitted by the Audit Committee:

Geoffrey Gwin (Chair)

Stephanie Kilkenny

Paul Block

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ended December 31, 2020, requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2019 annual meeting on August 8, 2019. We do not maintain a formal policy regarding director attendance at annual stockholder meetings. Two of the Company’s directors attended our 2019 annual meeting of stockholders.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Stockholder Proposals for 2021 Annual Meeting

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company- sponsored proxy materials. We currently anticipate holding our 2021 annual meeting of stockholders in July 2021, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2021, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than February 15, 2021. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a- 4(c) under the Exchange Act, and may be brought before the 2021 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than April 1, 2021 and no later than May 3, 2021.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, Attention: Secretary.

Form 10-K

We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our 2019 Annual Report, as filed with the SEC, but excluding exhibits. Written requests should be mailed to our principal executive offices, located at: Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, Attention: Secretary.

24

Eastside Distilling, Inc.
C/O Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
ATTN: Daniel Harris

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/29/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/29/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
THE COMPANY NAME INC. - 401 K	

CONTROL # → 0000000000000000

SHARES
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

1. Election of Directors

Nominees

01) Paul Block 02) Lawrence Firestone 03) Robert Grammen 04) Stephanie Kilkenny 05) Jack Peterson

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000470652_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K is/are available at www.proxyvote.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF EASTSIDE DISTILLING, INC.

The undersigned hereby appoints Lawrence Firestone and Geoffrey Gwin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Eastside Distilling, Inc. stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held July 30, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

0000470652_2 R1.0.1.18